Exhibit 99.1

STOCK PURCHASE AGREEMENT
This STOCK PURCHASE AGREEMENT (this "Agreement") is made as of February 26, 2019, by and among (i) FINANCIAL EDGE FUND, L.P., FINANCIAL EDGE - STRATEGIC FUND, L.P., PL CAPITAL/FOCUSED FUND, L.P., and GOODBODY/PL CAPITAL, L.P., (individually, each a "Seller" and collectively, the "Sellers"), and (ii) BANKFINANCIAL CORPORATION, a Maryland corporation (the "Company").
WHEREAS, each Seller desires to sell to the Company the number of shares reflected on Schedule A to this Agreement, and the Company desires to purchase collectively from the Sellers, an aggregate of 700,000 shares (the "Shares") of common stock, $0.01 par value (the "Common Stock"), of the Company.
NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Section 1.Sale of Shares and Closing.
(a)Sale of the Shares. At the Closing (as defined below), each Seller hereby agrees to sell to the Company, and the Company hereby agrees to purchase from each such Seller, the Shares of Company Common Stock listed opposite such Seller's name on Schedule A, for a price per share equal to 99.5% of the per share volume weighted average price of the Company Common Stock on NASDAQ from 9:30 a.m. to 4:00 p.m., Eastern Time, on the five (5) trading days ending on the business day prior to the Closing Date (as defined below) as found on Bloomberg page BFINVWAP (or its equivalent successor page if such page is not available), which price shall represent the full purchase price for the Shares (the "Purchase Price"). The parties hereto agree that the payment of the Purchase Price shall be in full satisfaction of any and all obligations owed by the Company with respect to the Shares, and the Company shall purchase from the Sellers, all of the right, title, and interest of the Sellers in and to the Shares.
(b)Deliveries by the Company. As a condition to, and at the Closing, the Company shall deliver to each Seller the Purchase Price for the Shares of Company Common Stock listed opposite such Seller's name on Schedule A by wire transfer of immediately available funds to a bank account designated by such Seller.
(c)Deliveries by the Sellers. Concurrently with the execution hereof, the Sellers shall deliver such documents relating to the transactions contemplated by this Agreement as the Company or its counsel may reasonably request including (i) a resignation executed by John W. Palmer pursuant to which Mr. Palmer resigns from the Board of Directors of the Company and each subsidiary of the Company, (ii) an amendment to the Restated Standstill Agreement executed by all the parties to the Restated Standstill Agreement dated April 21, 2017 (other than the Company) in a form acceptable to the Company and (iii) the Shares with all documents and instructions required to transfer the Shares to the Company.
Section 2.The Closing. The closing of the transactions contemplated hereby (the "Closing") shall take place at the offices of the Company in Burr Ridge, Illinois on February 28, 2019, or at such other place or on such other date as may be mutually agreeable to the Sellers and the Company (the "Closing Date").
Section 3.Representations and Warranties of the Sellers. Each Seller hereby individually represents and warrants to the Company that:
(a)Ownership. The Seller is the lawful beneficial owner of the shares of Company Common Stock listed opposite such Seller's name on Schedule A, free and clear of all security interests, claims, liens, pledges, options, encumbrances, charges, agreements, voting trusts, proxies, and other arrangements or restrictions whatsoever ("Encumbrances"). Immediately following the sale of the Shares of the Company pursuant to this Agreement, the Seller will no longer have any rights, title, interest or other claims relating to the Shares of Company Common Stock listed opposite such Seller's name on Schedule A.
(b)Authorization; No Breach. The execution, delivery and performance of this Agreement and all other agreements contemplated hereby to which the Seller is a party have been duly authorized by such Seller. This Agreement and all other agreements contemplated hereby each constitutes a valid and binding obligation of the Seller, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and limitations on the availability of equitable remedies. The execution and delivery by the Seller of this Agreement and all other agreements contemplated hereby to which the Seller is a party, and the fulfillment of and compliance with the respective terms hereof and thereof by the Seller, does not and shall not conflict with or result in a breach of the terms, conditions or provisions of, or require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body pursuant to, its organizational documents or any material law, statute, rule or regulation to which the Seller is subject, or any material agreement, instrument, order, judgment or decree to which the Seller is subject, except where any such condition would not adversely affect its ability to perform its obligations hereunder. The Seller has full right, power and authority to sell, assign, transfer and deliver the Shares of Company Common Stock to be sold by such Seller hereunder.
(c)Access to Information; Sophistication. The Seller (i) is familiar with the business and financial condition, properties, operations and prospects of the Company and has had the opportunity to review the periodic and current reports filed with the United States Securities and Exchange Commission by the Company, (ii) has had access to such other information, documents and materials concerning the Company, including information available to John W. Palmer in his capacity as a director of the Company, to enable the Seller to form an independent judgment regarding the advisability of the sale of the Shares on the terms and conditions contained herein and (iii) has had such time as the Seller deems necessary and appropriate to review and analyze such filings, information, documents and other materials to enable it to form such independent judgment. The Seller's knowledge and experience in financial and business matters (including the experience of such Seller in making numerous investments in banks, bank holding companies and other financial institutions) is such that the Seller is capable of evaluating the merits and risks of the Seller's sale of the Shares of Company Common Stock listed opposite such Seller's name on Schedule A. The Seller has carefully reviewed the terms and provisions of this Agreement and has evaluated its rights and obligations contained herein and is hereby voluntarily assuming the risks relating to the transactions contemplated hereby. The Seller has made its own decision concerning the sale of the Shares of Company Common Stock listed opposite such Seller's name on Schedule A without reliance on any representation or warranty of, or advice from, the Company (except as provided in Section 4 below) or any of its affiliates.
(d)Material Non-Public Information. The Seller acknowledges and understands that the Company may be deemed to be in possession of material non-public information regarding the Company not known to the Seller which may significantly impact the value of the Shares. The Seller understands, based on its experience the disadvantage to which the Seller is subject due to the potential for disparity of information between the Seller and the Company. Notwithstanding such potential disparity, the Seller has deemed it appropriate to enter into this Agreement and to consummate the sale of the Shares of Company Common Stock listed opposite such Seller's name on Schedule A. The Seller agrees that none of the Company, its affiliates, principals, equityholders, employees and agents shall have any liability to the Seller or its affiliates, principals, equityholders, employees or agents, whatsoever due to or in connection with any potential use of non-public information or otherwise as a result of the sale of the Shares, and the Seller hereby irrevocably waives and releases any claim that it might have based on the failure of the Company to disclose any such information, whether under applicable securities laws or otherwise.
(e)Rule 144 Compliance. Each Seller that is or at any time in the last three months has been an “affiliate” of the Company for purposes of Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), shall only sell or dispose of shares of Common Stock of the Company in accordance with Rule 144(b)(2), or other applicable exemption from registration under the Securities Act, until a period of at least three months shall have elapsed since the termination of such Seller’s status as an affiliate of the Company.
Section 4.Representations and Warranties of the Company. The Company hereby represents and warrants to the Sellers that:
(a)Authorization; No Breach. The execution, delivery and performance of this Agreement and all other agreements contemplated hereby to which the Company is a party have been duly authorized by the Company. With respect to the purchase of Shares from any Seller subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act,”), the board of directors of the Company has approved such purchase in a manner intended to exempt such purchase from Section 16(b) of the Exchange Act by virtue of Rule 16b-3 thereunder. This Agreement and all other agreements contemplated hereby each constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and limitations on the availability of equitable remedies. The execution and delivery by the Company of this Agreement and all other agreements contemplated hereby to which the Company is a party, and the fulfillment of and compliance with the respective terms hereof and thereof by the Company, do not and shall not conflict with or result in a breach of the terms, conditions or provisions of, or require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body pursuant to, its operating agreement or any material law, statute, rule or regulation to which the Company is subject, or any material agreement, instrument, order, judgment or decree to which the Company is subject, except where any such condition would not adversely affect its ability to perform its obligations hereunder.
Section 5.General Provisions.
(a)Survival of Representations. All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, regardless of any investigation made by a party or on its behalf.
(b)Public Announcements. Except as required by applicable law or by mutual agreement of the parties hereto, no Seller shall make or permit any of its affiliates or representatives to make any public announcement with respect of this Agreement or the transactions contemplated hereby.
(c)Further Assurances. Each Seller shall execute and deliver to the Company, or shall cause to be executed and delivered to the Company, such additional instruments or documents, and shall take or cause to be taken such other action, as the Company may reasonably request from time to time after the Closing for the purpose of giving effect to the transactions contemplated hereby.
(d)Expenses. Each party will pay its own costs and expenses (including attorneys' fees and expenses) incurred in connection with the preparation, negotiation and consummation of this Agreement and the transactions contemplated hereby.
(e)Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.
(f)Counterparts. This Agreement may be executed simultaneously in any number of counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.
(g)Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by any of the parties hereto and their respective successors and assigns.
(h)Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement. The use of the word "including" in this Agreement shall be by way of example rather than by limitation.
(i)Choice of Law. The corporate law of the State of Maryland will govern all questions concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity and interpretation of this Agreement and the exhibits hereto will be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

(j)Waiver of Trial By Jury. Each of the parties to this Agreement irrevocably and unconditionally waives the right to a trial by jury in any action, suit or proceeding arising out of, connected with or relating to this Agreement, the matters contemplated hereby, or the actions of the parties in the negotiation, administration, performance or enforcement of this Agreement.
(k)Remedies. Each of the parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including attorneys' fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party in its sole discretion may apply to any court of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.
(l)Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of the parties hereto.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

BANKFINANCIAL CORPORATION
By:	/s/ F. Morgan Gasior
F. Morgan Gasior
Chairman of the Board and Chief Executive Officer

FINANCIAL EDGE FUND, L.P.
FINANCIAL EDGE - STRATEGIC FUND, L.P.
PL CAPITAL/FOCUSED FUND, L.P.
GOODBODY/PL CAPITAL, L.P.

By:	/s/ Richard L. Lashley
Richard L. Lashley
Managing Member

By:	/s/ John W. Palmer
John W. Palmer
Managing Member

SCHEDULE A

	NAME OF SELLER	SHARES (#)	PAYMENT INSTRUCTIONS
1	FINANCIAL EDGE FUND, L.P.	381,000	Provided separately.
2	FINANCIAL EDGE - STRATEGIC FUND, L.P.	149,000	Provided separately.
3	PL CAPITAL/FOCUSED FUND, L.P.	65,000	Provided separately.
4	GOODBODY/PL CAPITAL, L.P.	105,000	Provided separately.

7